                                                                    Exhibit 21.1

                         SUBSIDIARIES OF CTC MEDIA, INC.

     Subsidiary                                Percentage Ownership
     ----------                                --------------------

     OAO Teleexpress (Moscow)                  100%
     OOO CTC Balakovo (Balakovo)               50%
     OOO CTC Communications                    100%
     OOO CTC Investments                       100%
     OOO CTC Karelia (Petrozavodsk)            51%
     OOO CTC Tyumen (Tyumen)                   100%
     OOO CTC Ufa (Ufa)                         100%
     OOO CTC Volgograd (Volgograd)             100%
     OOO CTC Voskhod (Vladivostok)             74%
     OOO Marathon TV (Moscow)                  100%
     OOO NTK (N. Novgorod)                     100%
     OOO NVK (N. Novgorod)                     100%
     OOO PKF Radiosvyaz (Voronezh)             100%
     OOO Radio Maximum (Perm)                  85%
     OOO Samara Business Club                  21%
     OOO TV Company T8 (Perm)                  100%
     OOO TV-Domashny (Moscow)                  100%
     OOO TV Station Mir (Novosibirsk)          50%
     OOO VTK (Voronezh)                        90%
     Sablock, Ltd (Cyprus)                     100%
     ZAO Baltiyskaya TV Co. (Kaliningrad)      75%
     ZAO Channel 6 (St. Petersburg)            80%
     ZAO CTC Kazan (Kazan)                     50%
     ZAO CTC (Moscow)                          100%
     ZAO CTC Region                            100%
     ZAO CTC Saratov (Saratov)                 74%
     ZAO Delta Max (Perm)                      100%
     ZAO Music Radio (Perm)                    85%
     ZAO Nevsky Kanal (St. Petersburg)         100%
     ZAO Novy Kanal (Moscow)                   100%
     ZAO Radio-Volga-TV (Samara)               51.26%
     ZAO RTK (Ekaterinburg)                    51.44%
     ZAO TV Maxima (Perm)                      85%
     ZAO TV&Radio Co. Gubernia (Tver)          100%
     ZAO Variant (Kazan)                       52%
     ZAO Yuzhny Region Holding (Rostov)        51.05%
     ZAO Yuzhny Region TV (Rostov)             15.93%
     ZAO Zodiak (Omsk)                         84.18%

All subsidiaries listed above are organized under the laws of the
Russian Federation, other than as indicated above.